                                EXHIBIT 10.36

                     Advertising and Media Agreement by and
                     between the Registrant and Marketing Direct
                     Concepts, Inc., dated April 1, 1997

                                                                   EXHIBIT 10.36


                       ADVERTISING AND MEDIA AGREEMENT

     This ADVERTISING AND MEDIA AGREEMENT ("Agreement") is entered into as of April 1, 1997, by and between Marketing Direct Concepts, a Nevada Corporation located at 333 N. Rancho Suite 900 Las Vegas, NV 89106 (hereinafter referred to as "MDC") and China Resources Development, Inc. a Nevada Corporation located at 23 F, Office Tower, Convention Plaza, 1 Harbour Rd, Wan Chai, Hong Kong (hereinafter referred to as the "Company").

1.   PUBLIC RELATIONS CAMPAIGN.

     The company hereby engages MDC to design and perform a national financial public relations campaign for the benefit of the Company which shall be comprised of the following two components (collectively, the "Campaign"):

     (a) Advertisement in regional and/or national periodical publications including: (i) inclusion in MDC's proprietary in-flight magazine series which includes the in-flight magazines of United, Delta, Northwest, U.S. Air, American and South West; (ii) nationally published magazines such as Smart Money, Financial World, Golf, Inc., and Worth; (iii) periodic inclusion of the Company in the MDC Stock Report, a monthly newsletter authored by MDC focusing upon emerging growth public companies (collectively, the "Print Media"). The Company shall not appear in all of the foregoing magazines and MDC reserves the right, subject to the restrictions set forth in this Agreement, to select in consultation with the Company the proper combination of Print Media to be utilized in the Campaign.

     (b) MDC will maintain an Internet Web site with current information on the Company which will be updated upon a written request of the Company (which shall be no more than twice every 30 days) (the "Internet Media") This Internet service shall be provided for two years from date here of, and as compensation MDC will receive the Restricted Securities as set forth in Exhibit B.

     It is agreed that the term of the Campaign shall commence upon execution of this Agreement and shall terminate once the full value of the Campaign is reached as set forth in Exhibit A hereto. However, the term of this Agreement is one year from the date of execution.

     In connection with the Campaign, MDC shall provide Company management, distribution, follow-up, and tracking data regarding inquiries from prospective investors to the financial community, including stockbrokers, financial consultants, financial advisors or any other person or persons who are part of MDC's database, who may directly or indirectly want to participate in contacting said prospective investors on behalf of the Company. MDC shall provide the toll free phone number 1-888-STOCKUP (888-786-2587) to prospective investors for inquiries on the Company. The Company shall be responsible for the expense of the inbound telemarketing service; (telephone service only not to exceed $1000.00 per month) MDC shall provide a detailed invoice to the Company monthly, and the Company shall reimburse MDC for the expense of answering incoming calls within 10 days of receipt of such invoice at the rate of $.30 per minute.

     Attached hereto as Exhibit A is a description of the financial scope of the Campaign. Attached hereto as Exhibit B is a calculation of the compensation due MDC under this Agreement. Attached hereto as Exhibit C are guidelines for providing material on behalf of Company's advertisements. Attached hereto as Exhibit D is the price list used for calculating the cost of services and advertising provided by MDC on behalf of the Company. Attached hereto as Exhibit E is the description of the Demand Registration Rights provided to MDC by the Company pursuant to paragraph 2 (b) (i)

     While the Campaign shall constitute the sole obligation of MDC under this Agreement, the parties understand that MDC may become involved, with the consent of the Company and in the sole discretion of

MDC, with other components of the Company's financial operations including an introduction to an asset recovery and barter specialist to potentially improve the Company's cash flow. MDC reserves the right to seek separate compensation for this additional service.


2.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

     (a) MDC. MDC hereby represents, warrants and/or covenants to the Company as follows:

         (i) MDC shall utilize its best efforts to design the Campaign in a manner most beneficial to the Company, however, it is understood that MDC makes no representations or warranties regarding the eventual impact of the Campaign upon the market and price for the Company's securities.

         (ii) MDC shall, at the direction of the Company, prepare copy for publication based on information provided by the Company. MDC shall provide the Company with a copy of all Print Media it intends to utilize; the Company shall have three (3) business days to approve such Print Media. After the expiration of
               (3)three business days, MDC will make a second request for approval for response due in (24) twenty-four hours. If no response is received to the second request within (24) twenty-four hours, then the Company shall be deemed to have approved such Print Media. It is understood that MDC shall not be obligated to make an independent investigation of any information provided by the Company and that MDC shall have the right to rely exclusively upon the accuracy of statements and documents provided by the Company to MDC.

         (iii) MDC's activities at all times will comply with all applicable laws.

         (iv) MDC has all necessary licenses, permits, etc., to conduct its affairs and to receive compensation.

         (v) MDC is aware of restrictions on the use and publication of material non-public information.

     (b) THE COMPANY. The Company hereby represents, warrants and/or covenants to MDC that:

         (i) The Company agrees that it shall make all payments due under this Agreement promptly as required by this Agreement. If, during the term of this Agreement, the Company falls 30 or more days in arrears on its payments to MDC, then MDC reserves the right to:
               (i) immediately suspend the Campaign and (ii) withhold all prospective investor leads pending timely payment by the Company. Nothing contained herein shall require MDC to suspend the Campaign or release the Company to pay its financial obligations due hereunder. If the Company falls 60 or more days in arrears on its payments to MDC, then in addition to any and all other rights granted under applicable laws, MDC shall have the right to demand registration of the Restricted Securities (or the securities into which the Restricted Securities may be exercised/converted) ("Demand Registration Rights") as set forth in Exhibit E.

         (ii) All information provided by the Company to MDC: (a) shall be true, complete and accurate in all material respects and (b) shall not omit information material to the operations of the Company which is relevant to the advertorial pieces and shall be disseminated pursuant to a press release provided to the Dow Jones wire service prior to appearing in any MDC media. (ii) MDC shall provide a series of guidelines, set forth in Exhibit C hereto, regarding public disclosure of information and the Company agrees to comply with such guidelines, as long as such guidelines do not conflict with any of those provided by the NASD, SEC or any other regulatory agency. In the event the Company fails to comply with any of the foregoing requirements, then MDC's obligation to conduct the Campaign and to provide potential investor leads shall be suspended until the Company is in full compliance. Upon execution of this agreement the Company shall appoint a company representative who shall be the sole point of contact with MDC, brokers introduced by MDC and prospective investors. The Company further represents that the Company shall provide MDC with an immediate written update in the event circumstances change causing information provided to MDC to be materially inaccurate. The Company represents that it shall at all times, commencing upon the date of this Agreement and terminating upon the sale of all Restricted Securities by MDC, comply in all material respects with applicable state and federal securities laws including, but not limited to (i ) complying with all notice and filing requirements and (ii) with certification that the Company is listed in good standings with S & P. It is understood that the design and implementation of a national media campaign is an expensive endeavor requiring many months of advanced planning, thus in the event the Company breaches this subsection, and such breach shall continue for ten (10) business days after Company's receipt of written notice of such breach of MDC, then MDC shall have the following remedies: (a) Demand Registration Rights; (b) immediate termination of the Campaign; and (c ) immediate demand for all amounts due under this Agreement.

         (iii) During the first thirty days of this Agreement, at all times during regular business hours, upon reasonable notice, representative(s) from MDC will have full access to the books and records of the Company, provided such documents are "public" information, in order to insure that the Company is a suitable client, such determination as to suitability to be made by MDC in its sole discretion. In the event MDC determines that the Company is not a suitable client, MDC shall return to the Company all cash, shares and options issued by the Company to MDC hereunder, with the exception of reasonable expenses. After the period of thirty days has expired, the Company will, upon reasonable notice, allow representative(s) of MDC access to books and records, provided such documents are public information, for ongoing consulting purposes. Should, during the term of this Agreement, MDC determine in its sole discretion that the Company is an unsuitable client, the Campaign may be immediately terminated by MDC pursuant to a written notice to the Company. In the event MDC elects to terminate the Campaign under this subsection, then: (i) it shall be obligated to return all unearned cash compensation; (ii) it shall be obligated to return all unearned Restricted Securities and warrants, on a pro rata basis calculated by dividing the total number of dollars spent into the amount designated to be spent as stated in Exhibit A hereto attached. The amount spent will be determined by adding up all media, advertising, or other services provided as designated in Exhibit D hereto attached. Company recognizes all media or services that have been reserved for placement will also apply against dollars spent. Upon cancellation MDC will provide proof of all media and/or services both that have run, and that are scheduled to run.

         (iv) The Company agrees to indemnify and hold harmless MDC and each of its officers, directors, and agents, employees and controlling persons (collectively "Indemnified Persons") to the fullest extent permitted by law, from any and all losses, claims, damages, expenses (including reasonable fees, disbursements, and other charges of counsel), actions, proceedings or investigations (whether formal or informal), or threats thereof (all of the foregoing being hereinafter referred to as "Liabilities"), actually incurred by MDC as the proximate result of the Company providing MDC inaccurate and false information. In connection with the Company's obligation to indemnify for expenses as set forth above the Company further agrees to reimburse each Indemnified Person for all expenses (including reasonable fees, disbursements and charges of counsel) as they are incurred by such Indemnified Person. In order to provide for just and equitable contribution in any case in which any person entitled to indemnification hereunder makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provided for indemnification, then and in each such case the Company and MDC shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after any contribution from others) in such proportion taking into consideration the relative benefits received by each party in connection with this Agreement, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was assessed, the opportunity to correct and present any statement or omission and other equitable considerations appropriate under the circumstances; and provided, that, in any such case, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities and Exchange Act of 1934) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (v)   The Company agrees to the following: (i) MDC shall be notified
               (30) thirty business days prior to the commencement of any equity or debt raised by the Company; provided, however, the Company shall not sell any securities pursuant to Regulation S of the Securities Act of 1933 without the express written consent of MDC, which consent may be withheld in MDC's sole and absolute discretion. (ii) the Company agrees that during MDC's awareness program the Company shall not, subsequent to the date of this agreement, issue or provide any exempt shares from registration under Rule S-8, unless consent is granted from MDC prior to issuance; (iii) MDC shall be provided copies of all filings by the Company with the Securities & Exchange Commission within three (3) business days of such filing; (iv) the Company shall notify MDC of any other activities it becomes aware of which might materially and adversely impact upon the market for the Company's securities, including, but not limited to: trading lock-up agreements and expirations, pending registration rights and communications with the brokerage community and market-makers for the Company's securities. In the event the Company shall breach this subsection, and such breach shall continue for ten
               (10) business days after Company receipt of written notice of such breach from MDC, MDC shall have the right to: (i) terminate or delay the Campaign; (ii) retain all Restricted Securities and
               (iii) obtain reimbursement for all unreimbursed out-of-pocket costs.

3.   COOPERATION.

     To the fullest extent possible, the Company will furnish MDC with all financial and other information and data as MDC believes appropriate in connection with its activities on the Company's behalf, and shall provide MDC full access to its officers, directors, and professional advisors.

4.   CONFIDENTIALITY.

     MDC agrees that during and after the term of its relationship with the Company, MDC will not, directly or indirectly, disclose to any third party, or use or authorize any third party to use, any information relating to the business or interests of the Company that MDC knows or has reason to know is regarded as confidential and valuable to the Company. The parties acknowledge and agree that in determining whether information is confidential information and/or a trade secret, the fact that such information is not marked "confidential" shall not adversely affect the confidentiality or trade secret status of the same. MDC agrees that if its relationship or the discussions with the Company are terminated for any reason, MDC will immediately return to the Company all records and papers and all matter of whatever nature to the Company (including without limitation business plans, customer lists, marketing information and all other information). MDC shall, however, have the right to disclose trade secrets or confidential information of the Company in either of the following events: (1) with the Company's prior express written permission; or (2) under order of a judicial or administrative process in connection with any action, suit, proceeding, or claim.

5.   MDC'S SERVICES TO OTHERS.

     The company acknowledges that MDC or its affiliates are in the business of providing financial public relations services to others. Nothing herein contained shall be construed to limit or restrict MDC in conducting such business with respect to others, or in rendering such advice to others. MDC shall perform its services hereunder as an independent contractor and not as an employee of the Company or affiliate thereof. It is expressly understood and agreed to by the parties hereto that MDC shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

6.   MISCELLANEOUS.

     (a) Further Actions. At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     (b) Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method if mailed from or to a location outside of the United States), or delivered against receipt to the party to whom it is to be given at the address if such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice given to any corporate party shall be addressed to the attention of the Corporation President. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the earlier of five (5) business days after certification or at the time of receipt thereof.

     (c) Early Termination or Interruption of Contract.

         (i) Should the Company wish to terminate the services of MDC, without cause, during the term of this Agreement, MDC will allow such termination under the following terms and conditions.

                  (A) All Restricted Securities due MDC in this Agreement shall have been issued and shall be non-refundable and non-cancelable, except as set forth in section 2, (b)
                      (iii) above and section 6,(c ) (ii) below.

                  (B) The Company shall be required to give thirty (30) days written notice to MDC. The Company shall pay MDC the monthly fee specified in this Agreement that is due during the month of cancellation, and the monthly fee due during the subsequent month to cancellation. MDC's services during said subsequent month will be limited to winding down Campaign and providing all leads to Company.

         (ii) The Company shall have the right to immediately terminate this Agreement for "Cause" as hereinafter defined. "Cause" shall exist in the event of MDC's: (i) malfeasance; (ii) willful refusal to perform its duties under this Agreement; (iii) purposeful and willful breach of the covenants contained in this Agreement; and/or (iv) acts of dishonesty or the commission of any misdemeanor, felony, or other crime involving moral turpitude. In the event this Agreement is terminated for Cause as set forth in this section, MDC shall be; (1) obligated to return all unearned cash compensation; and (2) shall be obligated to return all unearned Restricted securities, options, and/or warrants on a pro rata basis calculated by dividing the total number of dollars spent into the amount designated to be spent as stated in Exhibit A attached hereto. The amount spent will be determined by adding all media, advertising, or other services provided as designated in Exhibit D attached hereto. Company recognizes all media or services that have been reserved for placement will also apply against dollars spent. Upon cancellation MDC will provide proof of all media and/or services both that have run, and are scheduled to run.

     (d) Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     (e) Binding Effect. The Provisions of this Agreement shall be binding upon and inure to the benefit of the company and MDC and their respective successors and assigns, provided, however, that any assignment by any party of its rights under this Agreement without the written consent of the other party shall be void.

     (f) Damages. In the event any covenant, representation, warranty or other term of this Agreement is breached by either party and such breach shall continue for a period of ten (10) business days after receipt of written notice from the other party, the non-breaching party shall be relieved of any obligations it may have hereunder, and the non-breaching party, in addition to the rights and remedies granted hereunder, shall be entitled to all other recourse provided by applicable law.

     (g) Severability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect, and any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to any other persons and circumstances.

     (h) Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

     (i) Counterparts: Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflict laws.

     (j) Dispute Resolution.  In the event of a dispute with respect to this
         Agreement: (i) such dispute shall be arbitrated in accordance with the rules of the State of Nevada and (ii) the prevailing party shall be entitled to its reasonable attorney's fees and other costs and expenses incurred in litigating or otherwise resolving or settling such dispute.

     (E) Facsimile Copy. Both parties agree that upon receipt of signatures via facsimile this Agreement can be deemed as an original and is binding.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                              China Resources Development, Inc.
                                              a Nevada Corporation


                                              By: /s/ Li Shunxing
                                                 -------------------------------
                                                    Li Shunxing, President



                                              MARKETING DIRECT CONCEPTS, INC.
                                              a Nevada Corporation

                                              By: /s/ Michael Calderone
                                                 -------------------------------
                                                    Michael Calderone, CEO,
                                                    President

                                  EXHIBIT A
                         FINANCIAL SCOPE OF CAMPAIGN

         MDC agrees to provide a national advertising recognition campaign with the minimum value of $500,000, calculated as set forth below. This represents the value the Company shall receive. There are no additional charges for these items other than the telephone charges set forth in paragraph one of the Agreement and those set forth in Exhibit B.

         1. All Print Media shall be valued at the particular magazine's published open rate (see attached Exhibit D) upon the date of this Agreement. Inclusion of the Company in the MDC Stock Report shall be valued at $75,000 per issue with a minimum mailing of 75,000 to MDC subscribers (see attached Exhibit D). It is agreed that a minimum of 70% of the financial value of the Campaign shall be in the form of Print Media.

         2. Internet Media shall be provided at the cost of $10,000 per month as shown in Exhibit D hereto attached.

         3. MDC represents that during the term of the Campaign it shall provide at least 75,000 leads regarding prospective investors during the term of the contract and in which time the Campaign is in effect. In the event that the Campaign does not generate, or MDC can not provide, the required number of names or leads, MDC shall be required to continue the Campaign without additional compensation or expense to the Company until the required number of leads has been provided.

         4. All other media including radio shows, teleconference services, marketing fact piece and other services shall be provided at the cost indicated in Exhibit D hereto attached.

         5. The term of the advertising and media program shall be nine (9) months subject to extension as provided in paragraph three (3) herein above.

MDC agrees that it shall expend the aggregate financial value of the Campaign during the term of this Agreement.


    /s/ L                                                              /s/ MC
--------------                                                       -----------
Client Initial                                                       MDC Initial

                                  EXHIBIT B
                              MDC COMPENSATION

         In consideration for the services rendered by MDC pursuant to the Agreement to which this is Exhibit B, the Company shall pay MDC as set forth below. There is no other compensation payable under the Agreement except for the telephone expenses set forth in paragraph one of the Agreement and this Exhibit B.

1.   The Company shall make an initial payment of $125,000., due within seven
     (7) days upon execution of this Agreement, payable in verifiable funds.

2. As additional compensation for the Internet services provided, the Company shall remit to MDC, upon execution of this Agreement the following securities of the Company: 150,000 shares of the Company's Restricted Securities (the "Restricted Securities"). It is understood that the Restricted Securities shall not have any rights of registration, unless expressly set forth herein. MDC understands that the Restricted Securities named herein are at risk of forfeiture if sold or are attempted to be registered prior to the expiration of the applicable waiting period, or pursuant to paragraph 6 ( c) (ii) of the Agreement. The Company agrees that it will take all actions and execute all documents necessary to remove restrictive trading legend contained on any Restricted Security upon expiration of any applicable waiting period/registration of the subject Restricted Securities.

3. As additional compensation hereunder, the Company shall remit to MDC upon execution of this agreement 125,000 warrants at the strike price determined by the closing bid price of the execution date on this Agreement, 125,000 warrants at the strike price of $4.50 per share and 100,000 warrants at the strike price of $5.50 per share. All warrants shall have a term of (3) three years. It is understood the shares underlying these warrants will have piggy back registration rights, however such shares will not be tradable until the Campaign is terminated.


    /s/ L                                                              /s/ MC
--------------                                                       -----------
Client Initial                                                       MDC Initial

                                  EXHIBIT C
                       MARKETING DIRECT CONCEPTS, INC.

   GUIDELINES FOR PROVIDING MATERIAL ON BEHALF OF YOUR COMPANY'S ADVERTORIAL.

         Marketing Direct Concepts, Inc. (MDC)can not review all documents provided by the Company, so it is important to provide MDC with information about your Company using the following guidelines. MDC's staff writer will construct an advertorial piece (to be used in all regional and national media) based on the information provided by the Company.

         The basic prohibitive in all of the important statutes and rules that will create a liability under the Federal SEC laws is directed against making false and misleading statements. The following are general guidelines to be used when providing MDC with material for the purposes of writing Company advertorial pieces.

         1. The best information to use will be all materials that will provide factual and truthful information on the Company" history, operations, technology, research and development and products.

         2.   Financial information which is audited and public.
                  - Example: "For fiscal year end 1995 the Company revenues were $XXXX.XX."

         3. Names of outside persons, companies or products may not be used without the express, written permission of the "entity". This involves providing the "entity" with a copy of the proposed statement specifying where it will be printed and obtaining written consent of the "entity".

         4.   All references must have verifiable sources.
                  - Example: "The market of this technology has been estimated to be in excess of $50 million. (See Forbes Magazine pg. xx, Aug., 1996.)

         5. Projections, whether of financials, sales, or otherwise are dangerous as they may be relied upon as fact. If not met, they can be the basis of law suits. All projections must be pre-released in a Company press release prior to any MDC publishing.

         6. Exaggerations, exclamations and (puffing) are to be avoided at all times.

         7. An omission of material fact is also considered misleading if not fully disclosed.
                  - Example: "The Company received a large order for their product - however, the Company failed to state the order was given at a 60% discount off the Company's regular prices. The statement could then be fraudulent and misleading.

Follow the above guidelines and you will build a more loyal shareholder base. At Marketing Direct Concepts, Inc. we believe if you UNDER PROMISE and OVER DELIVER
                              THE SKY IS THE LIMIT

                                   EXHIBIT D
                        MARKETING DIRECT CONCEPTS, INC.
                  PRICE LIST FOR PURCHASING MEDIA & SERVICES

There are no additional charges for these items other than the telephone charges set forth in paragraph one of the Agreement and those set forth in Exhibit B.

PRINT MEDIA (Prices are for full page, full-color ads unless otherwise specified):

    Readership in most of magazines listed below is at least 3x circulation

MAGAZINE                                                     CIRCULATION           RETAIL COST
United Airlines Hemisphere                                   525,000               $42,360.00
Delta Sky                                                    525,000               $42,360.00
US Airways (Attache)                                         442,000               $31,865.00
North West Traveler                                          350,000               $23,820.00
American Way                                                 600,000               $38,244.00
South West Spirit                                            375,000               $20,000.00
Robb Report                                                  220,000               $10,400.00
Worth                                                        550,000               $32,400.00
Financial World                                              560,000               $23,000.00
Golf                                                       1,500,000               $77,000.00
Registered Representative                                     90,000               $15,000.00

THERE IS A $400 CHARGE WITH EVERY CHANGE IN AN ADVERTORIAL PIECE, FOR FILM AND
                                 MATCH PRINTS.

DESIGN:

Creation, Design and Layout of  Full-Color                            $50,000.00
    Corporate Marketing Fact Piece

 (Includes risk and upside potential all graphics, pictures ,text, printing of
                        35,000 and mailing to brokers.)
(All information must be gathered and compiled by an independent analyst group)

INTERNET:
Web Site                                                     40,000 - 50,000       $10,000/mo
                                                             hits per day*
                                                             1,350,000
                                                             hits per month*
RADIO:
StockUp Radio Network                                        1,200,000* est.       $15,000.00 per each 6
                                                             Listeners per show    min. corporate segment
TELECONFERENCES:
Line Set Up Cost                                                                   $1500.00
800 Service/active or non-active listeners                   Up to 550 people      $.50/min. per listener

STOCKUP REPORT:
    (Includes Production of StockUp Report and Tri-Fold High Gloss Brochure.)
 Note: MDC does a Maximum mailing to subscribers every 2 months to avoid saturation

Mailings to Subscribers                                      75,000                $75,000.00
             Additional Mailings                             per 10,000            $6,000.00
*Both Hits and Listeners are increasing weekly

                                   EXHIBIT E

                           DEMAND REGISTRATION RIGHTS

        As set forth in Section 2.(b)(i) of the Agreement, if the Company falls sixty days or more in arrears on its payments to MDC as set forth in the Agreement, then, in addition to any and all other rights granted under the Agreement and under applicable laws, MDC shall have the right to demand registration of the Restricted Securities (including the securities into which the Restricted Securities may be exercised/converted) (the "Demand Registration Right"). This Exhibit E sets forth in detail the terms of such Demand Registration Right.

        (a) At any time beginning sixty days after the date the Company falls into arrears on its payments to MDC under the Agreement, MDC shall have the right, exercisable by written notice to the Company, to have the Company prepare, file, and use its best efforts to have declared effective by the Securities and Exchange Commission (the "SEC"), a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for MDC, if any, in order to comply with the provisions of the Securities Act of 1933 (the "Act"), so as to permit a public offering and sale of all shares of the Company issued to MDC, including shares underlying options and/or warrants.

        (b) In connection with any registration of securities pursuant to this Agreement, the Company and MDC covenant and agree as follows (all references to the terms "Registration Statement" herein shall include, as the case may be, the registration statement with respect to the Demand Registration Right):

                (i) The Company shall use its best efforts to cause the Registration Statement to be declared effective at the earliest possible time, and shall furnish MDC such number of prospectuses as MDC shall reasonably request. The Company shall cause the Registration Statement to remain effective, and shall file all post-effective amendments necessary, to cause the Registration Statement to remain effective nine months following the effective date of such registration.

                (ii) The Company shall pay all costs, fees and expenses incurred by the Company and MDC in connection with the Registration Statement and the offering thereunder including, without limitation, the Company's legal and accounting fees, fees and expenses of MDC's counsel, printing expenses, and blue sky fees and expenses (but excluding discounts or selling commissions of any underwriter or broker-dealer acting on behalf of MDC).

                (iii) The Company shall take all necessary action which may be reasonably required in qualifying or registering the securities included in the Registration Statement for offering and sale under the securities or blue sky laws of all states reasonably requested by holder, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                (iv) The Company shall indemnify MDC and each person, if any, who controls MDC within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claims, damage, expense, or liability (including all expenses reasonably incurred in investigating, preparing, or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from the Registration Statement.

                (v) MDC shall indemnify the Company, its officers and directors, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
                        Section 20(a) of the Exchange Act, against all loss, claim, damage, expense, or liability (including all expenses reasonably incurred in investigation, preparing, or defending against a claim) to which they may become subject under the Act, the Exchange Act, or otherwise, arising from information furnished by or on behalf of MDC for specific inclusion in the Registration Statement.

                (vi) The Company shall, as soon as practicable after the effective date of the Registration Statement, and in any event within fifteen (15) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with
                        Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement.

                (vii) The Company shall (A) deliver promptly to any managing underwriter upon request, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the Registration Statement and (B) permit any managing underwriter to perform such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement, as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include, but not be limited to, access to financial and accounting information and opportunities to discuss the business of the Company with the Company's officers and independent auditors, all to such reasonable extent, at such reasonable time and as often as any managing underwriter shall reasonably request.

                (viii) The Company shall furnish to any managing underwriter a signed counterpart, addressed to MDC, of (A) the opinion of counsel to the Company, dated the closing date with respect to the Registration Statement, and (B) the "cold comfort" letter, dated the closing date with respect to the Registration Statement, in each case, delivered to any underwriter(s) in connection with the offering.

                (ix) The Company shall cause all securities (including, without limitation, the Common Stock) of MDC registered pursuant to a Registration Statement to be listed on any national securities exchange or quoted on any automated quotation system on which similar securities of the Company are then listed or quoted.